As filed with the Securities and Exchange Commission on May 14, 2020

No. 333-223089

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Allergan plc

(Exact name of registrant as specified in its charter)

Ireland	98-1114402
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400 Ireland +353 1 435 7700	Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400 Ireland +353 1 435 7700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Warner Chilcott Limited

(Exact name of registrant as specified in its charter)

Bermuda	98-0496358
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Ocorian Services (Bermuda) Limited Victoria Place, 5th Floor 31 Victoria Street Hamilton HM 10, Bermuda +353 1 897 2025	Ocorian Services (Bermuda) Limited Victoria Place, 5th Floor 31 Victoria Street Hamilton HM 10, Bermuda +1 441 294 8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

*And the Registrants identified in the Table of Additional Registrants below

With a copy to:

Sophia Hudson, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*Table of additional registrants

Name	State or other jurisdiction of incorporation or organization	I.R.S. employer ID #	Address and telephone # of registrant’s principal executive offices	Name, address and telephone # of agent for service
Allergan Capital S.à r.l. (RCS B178410)	Luxembourg	98-1114526	6, Rue Jean Monnet L-2180 Luxembourg Grand Duchy of Luxembourg +352 2668 32 33	TMF Luxembourg 46A, Avenue John F Kennedy L-1855 Luxembourg Grand Duchy of Luxembourg +352 42 71 71 1
Allergan Funding SCS (RCS B187310)	Luxembourg	98-1177603	2, Rue Joseph Hackin L-1746 Luxembourg Grand Duchy of Luxembourg +352 42 7171 3254	TMF Luxembourg 46A, Avenue John F Kennedy L-1855 Luxembourg Grand Duchy of Luxembourg +352 42 71 71 1
Allergan Finance, LLC	Nevada	95-3872914	5 Giralda Farms Madison, NJ 07940 (862) 261-7000	CT Corporation System 701 South Carson Street Suite 200 Carson City, Nevada 89701 800 448 5350

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-223089) of Allergan plc (“Allergan”), Warner Chilcott Limited (“Warner Chilcott”), Allergan Capital S.à r.l. (“Allergan Capital”), Allergan Funding SCS (“Allergan Funding”) and Allergan Finance, LLC (“Allergan Finance” and, together with Allergan, Warner Chilcott, Allergan Capital and Allergan Funding, the “Registrants”), originally filed with the Securities and Exchange Commission on February 16, 2018 (the “Registration Statement”), registering an indeterminate amount of ordinary shares of Allergan, serial preferred shares of Allergan, depository shares of Allergan, ordinary share warrants of Allergan, ordinary share purchase contracts of Allergan, ordinary share purchase units of Allergan, debt securities of Allergan Funding and guarantees of debt securities of Allergan Funding.

On May 8, 2020, AbbVie Inc. (“AbbVie”) completed its acquisition of Allergan. Pursuant to the Transaction Agreement, dated June 25, 2019 (as amended on May 5, 2020), among AbbVie, Allergan and Venice Subsidiary LLC, a wholly-owned subsidiary of AbbVie (“Acquirer Sub”), Acquirer Sub acquired Allergan pursuant to a scheme of arrangement (“Scheme”) under Chapter 1 of Part 9 of the Irish Companies Act 2014 (the “Act”) and a capital reduction under Sections 84 to 86 of the Act (the “Acquisition”). As a result of the Scheme, Allergan became a wholly-owned subsidiary of AbbVie.

In connection with the Acquisition, the Registrants have terminated any and all offerings of all securities registered under the Registration Statement. In accordance with the undertakings made by the Registrants to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrants hereby amend the Registration Statement and removes from registration any and all of the securities of the Registrants registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment, and hereby terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 14th day of May, 2020.

Allergan plc

By:	/s/ Robert A. Michael
Name:	Robert A. Michael
Title:	Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Warner Chilcott Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda on the 14th day of May, 2020.

Warner Chilcott Limited

By:	/s/ Patricia Haran
Name:	Patricia Haran
Title:	Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan Funding SCS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, the Grand Duchy of Luxembourg on the 14th day of May, 2020.

Allergan Funding SCS

By:	/s/ Pradipto Bagchi
Name:	Pradipto Bagchi
Title:	Class A Manager

By:	/s/ Severine Lucia Canova
Name:	Severine Lucia Canova
Title:	Class B Manager

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan Capital S.à r.l. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, the Grand Duchy of Luxembourg on the 14th day of May, 2020.

Allergan Capital S.à r.l.

By:	/s/ Maurice Mulders
Name:	Maurice Mulders
Title:	Class A Manager

By:	/s/ Cesar Acosta
Name:	Cesar Acosta
Title:	Class B Manager

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Allergan Finance, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on the 14th day of May, 2020.

Allergan Finance, LLC

By:	/s/ Robert A. Michael
Name:	Robert A. Michael
Title:	President

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.